UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	95-3551121
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Depositary Shares Each Representing 1/1,000 of a 3.875% Cumulative Preferred Share of Beneficial Interest, Series N, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-231510 (if applicable)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Depositary Shares Each Representing 1/1,000 of a 3.875% Cumulative Preferred Share of Beneficial Interest, Series N, par value $0.01 per share, is included on the cover page and under the section entitled “Description of Preferred Shares and Depositary Shares” beginning on page S-4 of the prospectus supplement dated September 29, 2020 to the prospectus dated May 15, 2019 (relating to the registrant’s Registration Statement on Form S-3 (No. 333-231510)) that was filed by the registrant with the Securities and Exchange Commission on September 30, 2020 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

Item 2.	Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange and the Securities and Exchange Commission:

Exhibit 3.1 – Articles Supplementary for the 3.875% Cumulative Preferred Shares of Beneficial Interest, Series N, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 30, 2020 and incorporated herein by reference.

Exhibit 4.1 – Master Deposit Agreement between the Company and Computershare Trust Company, N.A., as depositary, dated as of May 31, 2007, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 6, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PUBLIC STORAGE

	By:	/s/ Nathaniel A. Vitan
Nathaniel A. Vitan
Date: September 30, 2020		Senior Vice President, Chief Legal Officer & Corporate Secretary